         As filed with the Securities and Exchange Commission on June 20, 1996.
                                               Registration No. 33-____________
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

               -------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

               -------------------------------------------------

                           DAKOTA MINING CORPORATION
               (Exact name of issuer as specified in its charter)

                CANADA                                    84-1094683
    (State or other jurisdiction                       (I.R.S. Employer
  of incorporation or organization)                  Identification Number)

        410 SEVENTEENTH ST., STE. 2450, DENVER, CO  80202 (303) 573-0221
  (Address and telephone number, of Registrant's principal executive offices)

                           DAKOTA MINING CORPORATION
                              SHARE INCENTIVE PLAN
                            (Full title of the plan)

                               Robert R. Gilmore
                           Dakota Mining Corporation
                         410 Seventeenth St., Ste. 2450
                            Denver, Colorado  80202
                                 (303) 573-0221
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------
                                                PROPOSED MAXI-     PROPOSED MAXI-
     TITLE OF SECURITIES         AMOUNT TO BE    MUM OFFERING      MUM AGGREGATE          AMOUNT OF
      TO BE REGISTERED            REGISTERED    PRICE PER SHARE    OFFERING PRICE     REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------
   Common Shares                  1,606,446         $2.12*          $3,405,665.52           $1,174.37
- ------------------------------------------------------------------------------------------------------

* Determined solely for the purpose of calculating the registration fee based on the closing sale price of shares of the Common Stock on the American Stock Exchange on June 18, 1996.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                     INFORMATION INCORPORATED BY REFERENCE

      Dakota Mining Corporation (the "Company") hereby incorporates by reference the contents of its Registration Statement on Form S-8 (File No. 33-68872). The Company also incorporates all documents filed by the Company after September 16, 1993 pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, which documents shall be deemed incorporated by reference in this Registration Statement as a part hereof from the date of filing such documents until a post-effective amendment to this Registration Statement is filed which indicates that all shares of Common Stock being offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold.

REQUIRED OPINIONS AND CONSENTS

1. Opinion of Parcel, Mauro, Hultin & Spaanstra, P.C. as to the legality of the Registrant's common stock being registered.

2. Consent of Parcel, Mauro, Hultin & Spaanstra, P.C. (included in Item 1 above).

3.   Consent of KPMG Peat Marwick Thorne, Chartered Accountants.

4.   Consent of Glen R. Clark & Associates Limited.

5.   Consent of DMBW, Inc.

6.   Consent of Steffen Robertson and Kirsten (US) Inc.

7.   Consent of Roberts & Schaefer Company

8.   Consent of Geobiotics, Inc.

9.   Consent of H.A. Simons Ltd.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on June 19, 1996.

                                     DAKOTA MINING CORPORATION


                                     By:  /s/ Alan R. Bell
                                        ---------------------------------
                                        Alan R. Bell
                                        Director


                                     By:  /s/ Robert R. Gilmore
                                        ---------------------------------
                                        Robert R. Gilmore
                                        Principal Financial and Accounting
                                        Officer


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:  June 19, 1996                 By:  /s/ Alan R. Bell
                                        ---------------------------------
                                        Alan R. Bell, Director


Date:  June 19, 1996                 By:  /s/ Paul A. Bailly
                                        ---------------------------------
                                        Paul A. Bailly, Director

Date:  June 19, 1996                 By:  /s/ Landon T. Clay
                                        ---------------------------------
                                        Landon T. Clay, Director

Date:  June 19, 1996                 By:  /s/  David S. Robertson
                                        ---------------------------------
                                        David S. Robertson, Director

Date:  June 19, 1996                 By:  /s/ Stanley Dempsey
                                        ---------------------------------
                                        Stanley Dempsey, Director

Date:  June __, 1996                 By:
                                        ---------------------------------
                                        Edward G. Thompson, Director

Date:  June __, 1996                 By:
                                        ---------------------------------
                                        Gerald P. McCarvill, Director